Exhibit 4.2
                        STANDBY BOND PURCHASE AGREEMENT

                                  dated as of

                                    between

                                 , AS TRUSTEE,

                                      and

                         FGIC SECURITIES PURCHASE, INC.

        [Must include Joinder of Tender Agent if different than Trustee]

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                               TABLE OF CONTENTS*

                                                                                                            Page

                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.01.              Definitions............................................................................2
SECTION 1.02.              Incorporation of Certain Definitions by Reference......................................5

                                   ARTICLE II
                   COMMITMENT TO PURCHASE VARIABLE RATE BONDS

SECTION 2.01.              Commitment to Purchase Variable Rate Bonds.............................................5
SECTION 2.02.              Method of Purchasing...................................................................5
SECTION 2.03.              Termination of Commitment..............................................................6
SECTION 2.04.              Sale of Variable Rate Bonds............................................................6
SECTION 2.05.              Reduction of Available Commitment......................................................7

                                  ARTICLE III
                                   CONDITIONS

SECTION 3.01.              Conditions to Effectiveness............................................................7
SECTION 3.02.              Conditions to Purchase.................................................................8

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.              Existence..............................................................................8
SECTION 4.02.              Authorization..........................................................................8
SECTION 4.03.              Corporation Existence..................................................................8
SECTION 4.04.              Authorization; Binding Effect..........................................................9
SECTION 4.05.              Contravention; No Default..............................................................9
SECTION 4.06.              Litigation.............................................................................9

                                   ARTICLE V
                                   COVENANTS

SECTION 5.01.              No Amendment of GE Capital Agreement Without Consent of Issuer and Trustee.............9
SECTION 5.02.              Other Liquidity Facilities.............................................................9

                                   ARTICLE VI
                                    DEFAULTS

SECTION 6.01.              Events of Default.....................................................................10

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                                  ARTICLE VII
                                 MISCELLANEOUS

SECTION 7.01.              Notices...............................................................................11
SECTION 7.02.              No Waivers............................................................................11
SECTION 7.03.              Amendments and Waivers................................................................11
SECTION 7.04.              Successors and Assigns................................................................11
SECTION 7.05.              Term of this Agreement................................................................12
SECTION 7.06.              New York Law..........................................................................12
SECTION 7.07.              Counterparts..........................................................................12
SECTION 7.08.              Trustee May Act through Agents and Appoint Co-Trustees................................12
SECTION 7.09.              Beneficiaries.........................................................................12
SECTION 7.10.              Capacity of Trustee...................................................................13

Exhibit 1 -                  Notice of Purchase

Exhibit 2 -                  Termination Notice

Exhibit 3 -                  Notice Addresses
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                        STANDBY BOND PURCHASE AGREEMENT

          STANDBY BOND PURCHASE AGREEMENT (the "Agreement") dated as of _______ between ______________, a banking corporation, as Trustee (the "Trustee") and FGIC SECURITIES PURCHASE, INC., a Delaware corporation (the "Corporation").

          WHEREAS, the ___________ (the "Issuer") has issued $__________ principal amount of its ______________ (herein called the "Variable Rate Bonds") pursuant to an ________ dated as of _________ (the "Indenture" or the "Authorizing Document"), between the Issuer and the Trustee (as in effect on the date hereof);

          WHEREAS, the Authorizing Document provides that the holders of the Variable Rate Bonds shall have the option, upon the satisfaction of certain conditions, to tender Variable Rate Bonds to the Tender Agent for purchase, upon notice to the Tender Agent as provided for in the Authorizing Document and, under certain circumstances, may be required to tender their Variable Rate Bonds for purchase thereof in accordance with the terms of the Authorizing Document; and

          WHEREAS, the Corporation has agreed to purchase such tendered Variable Rate Bonds pursuant to the terms of this Agreement, as consideration for (i) the Corporation's status under the Authorizing Document as a Bondholder of such purchased tendered Variable Rate Bonds entitled to the payments as a general obligation of the Issuer of principal, interest (at the [Provider Rate] prescribed herein), and the fees and expenses described therein, (ii) the Corporation's entitlement to exercise all rights and remedies afforded Bondholders under the Authorizing Document;

          NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

          "Authorized Representative" means any official of the Trustee or its agents and of the Tender Agent, duly authorized and empowered to execute and deliver this Agreement and all certificates or other documents connected herewith or in connection with the issuance, sale and subsequent disposition of the Variable Rate Bonds.

          "Available Commitment" as of any day means the sum of the Available Principal Commitment and the Available Interest Commitment, in each case as of such day.

          "Available Interest Commitment" initially means $ _______________ , computed based upon the Available Principal Commitment at the Maximum Rate and thereafter means such initial amount adjusted from time to time as follows: (a) downward by an amount that bears the same proportion to such initial amount as the amount of any reduction in the Available Principal Commitment pursuant to the definition of "Available Principal Commitment" bears to the initial Available Principal Commitment; and (b) upward by an amount that bears the same proportion to such initial amount as the amount of any increase in the Available Principal Commitment pursuant to the definition of "Available Principal Commitment" bears to the initial Available Principal Commitment.

          "Available Principal Commitment" initially means $ _________________ and thereafter means such initial amount adjusted from time to time as follows:
(a) downward by the amount of any termination or reduction of the Available Principal Commitment pursuant to Section 2.03 or Section 2.05; (b) downward by the principal amount of any Bonds purchased by the Corporation pursuant to
Section 2.02; and (c) upward by the principal amount of any Bonds theretofore purchased by the Corporation pursuant to Section 2.02, which are delivered for sale by the Corporation pursuant to Section 2.04(b).

          "Business Day" has the meaning set forth in the Authorizing Document.

          "Commitment" means the Available Commitment calculated without regard to clauses (b) and (c) of the definition of Available Principal Commitment and the effect thereof on the amount of the Available Interest Commitment.

          "Default" means any condition or event which constitutes an Event of Default or which, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

          "Default Rate" means a rate of interest per annum equal to the Prime Rate plus 3%, provided, however, that in no event shall the Default Rate exceed the Maximum Rate.

          "Effective Date" means the date of execution and delivery of this Agreement.

          "Event of Default" has the meaning set forth in Section 6.01.


          "GE Capital" means General Electric Capital Corporation.

          "GE Capital Agreement" means the Standby Loan Agreement, dated as of , by and between the Corporation and GE Capital.


          "Maximum Rate" means the lesser of 25% per annum or the maximum rate permitted by applicable law.

          "Moody's" means Moody's Investors Service, Inc., and its successors.

          "Notice of Purchase" has the meaning specified in Section 2.02.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time as its Prime Rate.

          "Prospectus Supplement" means the Prospectus Supplement relating to this Agreement which supplements the Corporation's Prospectus dated the date hereof included in the Corporation's Registration Statement on Form S-3 (File No. 33-65928) and amendments thereto, filed with the Securities and Exchange Commission.

          "Prospectus Supplement Effective Date" means the date that the Prospectus Supplement is filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933.

          "Provider Rate" means the rate of interest per annum equal to the Prime Rate plus 1%.

          "Purchase Date" has the meaning set forth in Section 2.02(d).

          "Purchase Period" means the period from the later of __________________ and the Prospectus Supplement Effective Date to and including the earlier of (i) the Scheduled Termination Date (or, if such date is not a Business Day, the Business Day immediately succeeding such date), (ii) the date on which all Variable Rate Bonds have been paid in full, redeemed, defeased or converted to a Fixed Rate in accordance with the terms of such Variable Rate Bonds, (iii) the date on which the Commitment is terminated pursuant to Section 2.03 and (iv) the date on which this Agreement is terminated in accordance with the applicable provisions of Article ______________________ of the Authorizing Document.

          "Related Documents" means the Authorizing Document, the Variable Rate Bonds, the Remarketing Agreement and all other agreements, documents, certificates and instruments executed and delivered in connection with the issuance, sale and delivery of the Variable Rate Bonds and the execution and delivery of this Agreement.

          "Remarketing Agent" means ________________ and its successors and assigns under the Remarketing Agreement, including any substitute remarketing agent appointed pursuant to such Remarketing Agreement.

          "Remarketing Agreement" means the Remarketing Agreement dated as of between the Issuer and the Remarketing Agent.

          "Scheduled Termination Date" means _______________ from the Effective Date or such later date to which the Corporation may in its sole discretion, at the request of the Trustee, extend this Agreement.

          "Standard & Poor's" means Standard & Poor's Ratings Services and its successors.

          "State" means the State of _____________.

          "Tender Agent" means, initially, __________________ , and upon any resignation or removal of such Tender Agent, any other entity thereafter designated as such pursuant to the Authorizing Document, and its permitted agents, fiduciary designees, successors and assigns.

          "Termination Event" has the meaning set forth in Section 6.01.

          "Termination Notice" has the meaning set forth in Section 2.03.

          SECTION 1.02. Incorporation of Certain Definitions by Reference. Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor in the Authorizing Document.

                                  ARTICLE II

                   COMMITMENT TO PURCHASE VARIABLE RATE BONDS

          SECTION 2.01. Commitment to Purchase Variable Rate Bonds. The Corporation agrees, on the terms and conditions contained in this Agreement, to purchase Variable Rate Bonds bearing interest at a variable rate that are tendered to the Tender Agent from time to time pursuant to the Authorizing Document during the Purchase Period at the Purchase Price. In accordance with
Section 2.3 of the GE Capital Agreement, such purchase shall be made from Corporation moneys or moneys made available by GE Capital to the Corporation under the GE Capital Agreement. The aggregate principal amount of the Variable Rate Bonds purchased by the Corporation on any Purchase Date shall not exceed the Available Principal Commitment on such date and the aggregate amount of the Purchase Price comprising interest on Variable Rate Bonds purchased by the Corporation on any Purchase Date shall not exceed the lesser of (1) the Available Interest Commitment and (2) the actual amount of interest accrued and unpaid on such Variable Rate Bonds to but excluding such date. The Corporation agrees that in no event shall amounts paid by it in respect of the Purchase Price be paid from funds or property of the Issuer. The parties hereto acknowledge that the obligation of the Corporation hereunder to purchase Variable Rate Bonds pursuant and subject to the terms and conditions of this Agreement is irrevocable and that the Corporation shall become a Bondholder under the Authorizing Document of each Variable Rate Bond purchased under this Agreement and that the Corporation, as such Bondholder, shall be entitled, as the holder of Provider Bonds bearing interest at the Provider Rate, to all rights and remedies granted to Bondholders of Variable Rate Bonds under the Authorizing Document. From and after the Effective Date, the obligation of the Corporation to purchase Variable Rate Bonds pursuant to this Agreement shall run to the benefit of those beneficiaries identified in Section 7.09.

          SECTION 2.02. Method of Purchasing. (a) Pursuant to Section of the Authorizing Document, the Trustee will give notice to the Corporation, the Issuer and the Tender Agent of the principal amount of Variable Rate Bonds for which it has arranged a remarketing. Pursuant to the Authorizing Document and
Section 2.02(b) herein below, the Tender Agent will give notice to the Corporation if Variable Rate Bonds bearing interest at a Variable Rate are to be purchased by the Corporation due to the unavailability of remarketing proceeds for such purchase.

          (b) If by 11:30 p.m. (New York City time) on any Business Day during the Purchase Period the Corporation receives a notice of purchase from the Tender Agent substantially in the form of Exhibit 1 hereto (any such notice to be referred to as a "Notice of Purchase"), the Corporation will pay, unless it determines that any applicable condition specified in Section 3.02 below is not satisfied, not later than 2:30 p.m. (New York City time) on the Purchase Date to the Tender Agent, in funds to be available as specified in such Notice of Purchase, an amount equal to the aggregate Purchase Price.

          (c) The Corporation shall not have any responsibility for, or incur any liability in respect of, any act, or any failure to act, by the Tender Agent which results in the failure of the Tender Agent (x) to credit the appropriate account with funds made available by the Corporation pursuant to this Section or (y) to effect the purchase for the account of the Corporation of Variable Rate Bonds with such funds pursuant to this Section.

          (d) The "Purchase Date" for any purchase of Variable Rate Bonds shall be the date specified in the Notice of Purchase; provided that in no event shall the Purchase Date be (i) on the same day the Notice of Purchase is received if the Notice of Purchase is received by the Corporation later than 11:30 p.m. (New York City time) or (ii) after the last day of the Purchase Period.


          SECTION 2.03. Termination of Commitment. If at any time a Termination Event shall have occurred and be continuing, the Corporation may deliver a notice (a "Termination Notice") regarding the termination of the Commitment substantially in the form of Exhibit 2 hereto to the Trustee, the Issuer, the Remarketing Agent and the Tender Agent at the addresses set forth in Exhibit 3 hereto (or such other addresses as may be specified by such Persons for such purpose in writing to the Corporation), and the Commitment shall terminate, effective at the close of business on the [30th] day following the date of receipt of such notice by the Trustee, or if such day is not a Business Day, the next succeeding Business Day.


          SECTION 2.04. Sale of Variable Rate Bonds. (a) Remarketing Notices. Prior to 11:15 a.m. (New York City time) on any Business Day on which the Corporation holds Variable Rate Bonds purchased pursuant to this Agreement, the Remarketing Agent may deliver a notice (a "Remarketing Notice") to the Corporation, the Trustee and the Issuer stating that it has located a purchaser (the "Purchaser") for some or all of such Variable Rate Bonds and that such Purchaser desires to purchase on such Business Day such Variable Rate Bonds at the principal amount thereof plus accrued interest at the rate such Variable Rate Bonds would have accrued interest had such bonds not been Provider Bonds.

          (b) Sale of Purchased Variable Rate Bonds. Upon receipt of a Remarketing Notice in accordance with subsection (a), the Corporation shall direct the Tender Agent to deliver those Variable Rate Bonds held in the account of the Corporation being remarketed by the Remarketing Agent against payment for such Variable Rate Bonds in an amount equal to the principal amount thereof plus interest accrued thereon at the Provider Rate.

          (c) Right to Sell Bonds. The Corporation expressly reserves the right to sell, at any time, Provider Bonds purchased by it pursuant to this Agreement provided that any such purchaser acknowledges in writing that its purchase pursuant to this Section 2.04(c) is subject to the provisions of Sections 2.04(a) and (b) hereof.

          (d) Sale Without Recourse. Any sale of a Variable Rate Bond, or portion thereof, pursuant to Section 2.04(c) and other than pursuant to a remarketing shall be without recourse to the seller and without representation or warranty of any kind except as may be required by law.

          SECTION 2.05. Reduction of Available Commitment. Upon any redemption, defeasance, repayment or other payment, or on the fifth day following conversion to a Fixed Rate of all or any portion of the principal amount of the Variable Rate Bonds, the aggregate Available Principal Commitment shall automatically be terminated by an amount equal to the principal amount of the Variable Rate Bonds so redeemed, defeased, repaid or otherwise paid or converted, as the case may be.

                                  ARTICLE III

                                   CONDITIONS

          SECTION 3.01. Conditions to Effectiveness. This Agreement shall not become effective until each of the following conditions has been satisfied:

          (a) receipt by the Corporation of an opinion of counsel for the Trustee, dated the Effective Date, covering the matters represented or warranted in Sections 4.01 and 4.02 hereof;

          (b) receipt by the Trustee of an opinion of counsel for the Corporation, dated the Effective Date, covering the matters represented or warranted in Sections 4.03, 4.04, 4.05 and 4.06 hereof;

          (c) reliance letters shall have been addressed and delivered to the Corporation with respect to the legal opinions delivered in connection with the execution of this Agreement and the Variable Rate Bonds;

          (d) receipt by the Corporation of a certificate from an Authorized Representative of the Trustee to the effect that as of the Effective Date, to the Trustee's best knowledge no "event of default" exists under the Authorizing Document nor does any event exist which might become an event of default with the passage of time or giving of notice or both; and

          (e) Financial Guaranty Insurance Company shall have issued a policy of municipal bond insurance guaranteeing payment of the full amount of principal of and interest on the Variable Rate Bonds in accordance with Financial Guaranty's Commitment Letter dated ________________ , 199_ relating to such policy.

          On the Effective Date, the Corporation shall deliver its certificate stating that this Agreement has become effective and that the conditions precedent thereto have been satisfied.

          SECTION 3.02. Conditions to Purchase. The obligation of the Corporation to purchase Variable Rate Bonds hereunder on any Purchase Date is subject to satisfaction of the following conditions:

          (a) receipt by the Corporation of a Notice of Purchase as required by
Section 2.02;

          (b) the fact that the Variable Rate Bonds to be so purchased are not beneficially held (or held in certificated form) by or for the account of the Issuer, any affiliate of the Issuer or any broker-dealer holding Variable Rate Bonds pursuant to an arrangement with the Issuer; and

          (c) to the extent Variable Rate Bonds are certificated, the Tender Agent shall hold, in trust for the Corporation, Variable Rate Bonds purchased by the Corporation hereunder; the Tender Agent shall register such Variable Rate Bonds purchased by the Corporation in the name of the Corporation or in such other name or names as the Corporation may direct.

          The Corporation shall be obligated to purchase Variable Rate Bonds with respect to which the condition set forth in clause (b) has been satisfied, notwithstanding the fact that such condition has not been satisfied with respect to all of the outstanding Variable Rate Bonds. The Corporation shall notify the Trustee, the Tender Agent and the Issuer by telephone no later than 1:30 p.m. on any Purchase Date in the event any of the conditions set forth in this Section are not met.

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  The Trustee represents and warrants that, as of the date on which this Agreement is executed:

          SECTION 4.01. Existence. The Trustee is a validly existing banking corporation, with full right and power to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is a party.

          SECTION 4.02. Authorization. This Agreement has been duly authorized, executed and delivered by the Trustee.

          The Corporation represents and warrants that, as of the date on which this Agreement is executed:

          SECTION 4.03. Corporation Existence. The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          SECTION 4.04. Authorization; Binding Effect. This Agreement and the GE Capital Agreement each has been duly executed and delivered by the Corporation pursuant to due authorization and each of this Agreement and the GE Capital Agreement constitutes a valid and binding agreement of the Corporation enforceable against the Corporation in accordance with its terms, except as (x) limited by insolvency, reorganization, receivership, conservatorship, liquidation, moratorium or other similar laws affecting the enforcement of creditors' rights generally as such laws would apply in the event of the insolvency, reorganization, receivership, conservatorship or liquidation of, or other similar occurrence with respect to, the Corporation or in the event of any moratorium or similar occurrence affecting the Corporation and (y) limited by equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

          SECTION 4.05. Contravention; No Default. The execution and delivery by the Corporation of, and the performance by the Corporation of its obligations under, this Agreement will not contravene any provision of applicable law or the Certificate of Incorporation or By-laws, each as amended, of the Corporation or any material agreement or other instrument binding upon the Corporation, and no consent, approval or authorization of any governmental body or agency (which has not been obtained) is required for the performance by the Corporation of its obligations under this Agreement.

          SECTION 4.06. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Corporation threatened against, the Corporation before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the financial position or results of operations of the Corporation or which in any manner draws into question the validity or enforceability of this Agreement or the Corporation's ability to perform under this Agreement.

                                   ARTICLE V

                                   COVENANTS

          SECTION 5.01. No Amendment of GE Capital Agreement Without Consent of Issuer and Trustee. Without the prior written consent of the Trustee and the Issuer, the Corporation will not agree or consent to any amendment, supplement or modification of the GE Capital Agreement, nor waive any provision thereof. The Corporation hereby repeats, for the benefit of the Trustee and the Issuer and the holders of the Variable Rate Bonds, the covenants set forth in Section
6.1 of the GE Capital Agreement, which covenants, as well as the related defined terms contained therein, are hereby incorporated by reference with the same effect as if each and every such covenant and defined term were set forth herein in its entirety.

          SECTION 5.02. Other Liquidity Facilities. The Corporation agrees not to enter into another standby bond purchase agreement or other similar form of liquidity facility in support of the tender feature of adjustable rate bonds, unless such bonds are rated by both Moody's and Standard & Poor's in their highest short-term and long-term rating categories after giving effect to such other agreement or liquidity facility in support of the tender feature of adjustable rate bonds.

                                   ARTICLE VI

                                    DEFAULTS

          SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) (i) any portion of the commitment fee for this Agreement shall not be paid when due on the quarterly payment date therefor as set forth in the Payment Agreement, or (ii) any other amount payable thereunder shall not be paid when due and any such failure shall continue for three (3) Business Days;

          (b) (i) an Event of Default shall occur under Section ____ of the Indenture, and, if such failure is the result of a covenant breach which is capable of being remedied, such failure continues for sixty (60) days following written notice thereof to the Issuer from the Corporation, or (ii) the Issuer shall fail to have at all times a Remarketing Agent performing the duties thereof contemplated by the Authorizing Document;

          (c) any default by the Issuer shall have occurred and be continuing in the payment of principal of or premium, if any, or interest on any bond, note or other evidence of indebtedness issued, assumed or guaranteed by the Issuer, the obligation and security for which under the Authorizing Document is senior to, or on parity with, the Variable Rate Bonds;

          (d) if the Issuer shall have declared a moratorium affecting the Variable Rate Bonds; or

          (e) any material provision of this Agreement, the Authorizing Document or the Variable Rate Bonds shall cease for any reason whatsoever to be a valid and binding agreement of the Issuer or the Issuer shall contest the validity or enforceability thereof;

then, and in every such event (each such event is herein called a "Termination Event"), (i) the interest rate payable on Provider Bonds shall increase to the Default Rate, and (ii) the Corporation may terminate the Corporation's obligation to purchase Variable Rate Bonds pursuant to this Agreement as provided in Section 2.03; provided that an Event of Default shall not affect the obligation of the Corporation to purchase Variable Rate Bonds in accordance with the provisions of this Agreement prior to the close of business on the date on which such obligation terminates pursuant to Section 2.03.

                                  ARTICLE VII

                                 MISCELLANEOUS

          SECTION 7.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including fax or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Corporation under Sections 2.02 and 2.04 shall not be effective until received and that notices under Sections 2.02 and 2.04 may also be given by telephone to the Corporation at the telephone numbers listed on the signature pages hereof (or such other telephone number as may be designated by the Corporation, by written notice to the Trustee and the Tender Agent, to receive such notice), immediately confirmed in writing or by facsimile.

          SECTION 7.02. No Waivers. (a) The obligations of the parties hereunder shall not in any way be modified or limited by reference to any other document, instrument or agreement (including, without limitation, the Variable Rate Bonds or any other Related Document) except as set forth herein. The rights of the Corporation hereunder are separate from and in addition to any rights that any holder of any Variable Rate Bond may have under the terms of such Variable Rate Bond or any Related Document or otherwise.

          (b) No failure or delay by the Corporation in exercising any right, power or privilege hereunder or under the Variable Rate Bonds shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No failure or delay by the Corporation in exercising any right, power or privilege under or in respect of the Variable Rate Bonds or any other Related Document shall affect the rights, powers or privileges of the Corporation hereunder or shall operate as a limitation or waiver thereof.

          SECTION 7.03. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Trustee and the Corporation. The Trustee will notify Moody's and Standard & Poor's of any amendment to this Agreement, each of which must confirm to the Trustee prior to such amendment or waiver becoming effective that such amendment or waiver shall not result in a change in the rating initially received from Moody's and Standard & Poor's.

          SECTION 7.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the other party except to any successor Trustee pursuant to the terms of the Authorizing Documents. The Trustee shall notify Moody's and Standard & Poor's in writing of any assignment or transfer, each of which must confirm to the Trustee that prior to such assignment or waiver becoming effective such assignment or transfer shall not result in a change in the rating initially received from Moody's and Standard & Poor's.

          SECTION 7.05. Term of this Agreement. The term of this Agreement shall be until the earlier of (i) the Scheduled Termination Date and (ii) payment in full of the principal of and interest on all Variable Rate Bonds purchased by the Corporation pursuant to this Agreement.

SECTION 7.06. New York Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          SECTION 7.07. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          SECTION 7.08. Trustee May Act through Agents and Appoint Co-Trustees. The Trustee may execute any of the powers hereof and perform any duties hereunder either directly or by or through its agents or attorneys. The Trustee may delegate to a co-trustee or co-trustees such power, rights, duties and responsibilities as the Trustee may deem necessary or desirable in order to permit the Trustee to lawfully execute and perform the duties set forth in this Agreement.

          SECTION 7.09. Beneficiaries. This Agreement is made by the Corporation with the Trustee and the Issuer for the express benefit of the holders of the Variable Rate Bonds. Nothing contained herein, express or implied, is intended to give any person other than the Corporation, the Trustee, the Issuer and the holders of the Variable Rate Bonds any right, remedy, or claim hereunder or by reason hereof. Any agreement or covenant required herein to be performed by or on behalf of the Corporation shall be for the sole and exclusive benefit of the Trustee, the Issuer and the holders of the Variable Rate Bonds. Prior to the Scheduled Termination Date and provided that the Commitment hereunder has not terminated pursuant to the provisions of Sections 2.03 and 6.01 hereof, the Corporation agrees that it will not assert any act or failure to act by the Issuer, including without limitation (A) the commencement of a bankruptcy or similar case by or against the Issuer, (B) the unenforceability or nonpayment of the Provider Rate in any such case, (C) the unenforceability of the Payment Agreement, or (D) any default under any Related Document or Event of Default as a defense to its obligations hereunder, and that this Agreement shall survive (A) the commencement of a bankruptcy or similar case by or against the Issuer, (B) the unenforceability or nonpayment of the Provider Rate in any such case, (C) the unenforceability of the Payment Agreement among the Issuer, the Trustee and the Corporation in any such case, or (D) any default under any Related Document or Event of Default. The Corporation agrees that, so long as this Agreement is in effect and has not terminated, the holders of the Variable Rate Bonds are express beneficiaries of this Agreement and, as such, any holder of a Variable Rate Bond shall have the right to bring suit against the Corporation to enforce this Agreement should the Corporation fail to perform any of its obligations hereunder.

          SECTION 7.10. Capacity of Trustee. The Trustee is entering into this Agreement solely in its capacity as Trustee [and Tender Agent] under the Authorizing Document and the duties, powers and liabilities of the Trustee in acting hereunder as Trustee and as Tender Agent shall be subject to the provisions of the Authorizing Document including, without limitation, the provisions of Article __________________ of the Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                                     ,
                                               as Trustee


                                               --------------------------
                                               By:_______________________
                                               Title:_____________________

                                               Attention:
                                               Fax Number:
                                               Telephone Number:

                                               FGIC SECURITIES PURCHASE, INC.


                                               By_______________________________
                                               Vice President
                                               115 Broadway
                                               New York, New York 10006

                                               Attention:  President
                                               Copy:  Managing Counsel
                                               Fax Number:  (212) 312-3219
                                               Telephone number: (212) 312-3001

EXHIBIT 1

                    [LETTERHEAD OF THE TRUSTEE/TENDER AGENT]

                               NOTICE OF PURCHASE

                           [Date]

FGIC Securities Purchase, Inc.
115 Broadway
New York, New York 10006

Attention:__________________________

Re:

Dear Sirs:

                  Reference is made to the Standby Bond Purchase Agreement dated as of ___________ (the "Agreement") between __________________ , as
Trustee and FGIC Securities Purchase, Inc. Capitalized terms used herein shall have the meanings given to them in or by reference to the Agreement.

                  Pursuant to Section 2.02(a) of the Agreement, we hereby give you notice that due to the unavailability of remarketing proceeds on the Purchase Date (hereinafter defined) as set forth in the notice from the Remarketing Agent pursuant to Section 2.02(a) of the Agreement, such Variable Rate Bonds are to be purchased by you on ____________ __, 199_ (the "Purchase Date") pursuant to Section 2.02 of the Agreement. The aggregate Purchase Price of such Variable Rate Bonds is __________ dollars ($________). Of such aggregate Purchase Price, __________ dollars ($______) comprises principal of such Variable Rate Bonds and _________ dollars ($______) comprises interest accrued on such Variable Rate Bonds to but excluding the Purchase Date. The Variable Rate Bonds referred to herein bear interest at a Variable Rate and have not been defeased.

FGIC Securities Purchase, Inc.                                     [Date]
                                                                 Page Two

          The Purchase Price should be provided in immediately available funds on the Purchase Date.

                                            Very truly yours,

                                            [TRUSTEE/TENDER AGENT]


                                            By:______________________________
                                               Name:
                                               Title:

                                                                     EXHIBIT 2

                          [LETTERHEAD OF CORPORATION]

                               TERMINATION NOTICE

  as trustee

Attention:

         Re:

Dear Sirs:

                  Reference is made to the Standby Bond Purchase Agreement dated as of ___________________ between _________________ , as Trustee and FGIC
Securities Purchase, Inc. (the "Agreement"). Capitalized terms used herein shall have the meanings given to them in or by reference to the Agreement.


                  We hereby give you notice that a Termination Event has occurred and is continuing. Pursuant to Section 2.03 of the Agreement, the Commitment shall terminate, effective at the close of business on the date which is the [30th] day following the date of receipt of this Termination Notice, or if such day is not a Business Day, the next succeeding Business Day.


                  Please be advised that a Notice of Purchase may not be delivered following the termination of the Commitment.

                                            Very truly yours,

                                            FGIC SECURITIES PURCHASE, INC.



                                            By: __________________________
                                                Name:
                                                Title:

                                                                    EXHIBIT 3

                                NOTICE ADDRESSES

              As set forth herein and in the Authorizing Document

                               A G R E E M E N T

          AGREEMENT (the "Agreement") dated as of ______________ , 199_ among ____________ (the "Issuer"), _______________ , as Trustee (the "Trustee") and
FGIC SECURITIES PURCHASE, INC., a Delaware corporation (the "Corporation").

          WHEREAS, the Issuer has issued $_______________ in principal amount of its ___________ (herein called the "Variable Rate Bonds") pursuant to an _________________ dated as of ______________, _____________ between the Issuer and the Trustee (the "Indenture" or the "Authorizing Document");

          WHEREAS, the Authorizing Document provides that the holders of the Variable Rate Bonds shall have the option, upon the satisfaction of certain conditions, to tender Variable Rate Bonds to the Tender Agent for purchase, upon notice to the Tender Agent as provided for in the Authorizing Document and, under certain circumstances, may be required to tender their Variable Rate Bonds for purchase thereof in accordance with the terms of the Authorizing Document; and

          WHEREAS, the Corporation has agreed to purchase such tendered Bonds pursuant to the terms of a Standby Bond Purchase Agreement dated as of ________________ (the "Standby Bond Purchase Agreement") between the Corporation and the Trustee;

          NOW, THEREFORE, as consideration for the issuance by the Corporation of the Standby Bond Purchase Agreement and the Corporation's assumption of the liabilities and undertakings of the Corporation thereunder, the parties hereto agree as follows (hereinafter, all capitalized terms not otherwise defined herein shall have the same meanings set forth in the Standby Bond Purchase Agreement or in the Authorizing Document, wherever such terms appear):

          1. Fees. (a) Until the Commitment has terminated, the _____________ shall pay to the Corporation a commitment fee at the rate of ___% per annum on the daily average amount of the Available Commitment. Such commitment fee shall accrue from and including the Effective Date to but excluding the date of termination of the Commitment in its entirety and shall be payable quarterly in arrears commencing _________________ , on each ________________ , and upon the date of termination of the Commitment in its entirety. The Corporation shall use its best efforts to mail to the Issuer and the Trustee, not fewer than 30 days prior to each quarterly due date, an invoice for the amount of the commitment fee next due. The commitment fee shall be computed on the basis of a year of 365/366 days and paid for the actual number of days elapsed.

          (b) Whenever any payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.

          2. General Provisions as to Payments. Notwithstanding any provision contained in the Variable Rate Bonds, any related Document, or any other instrument, so long as any of the Variable Rate Bonds are owned by the Corporation under the Standby Bond Purchase Agreement, the Trustee on behalf of the Issuer shall cause each payment of principal of and interest on such Variable Rate Bonds to be paid not later than 2:00 p.m., New York City time on the date when due in immediately available funds, to the account of the Corporation at ________________ , New York, New York, A/C No. ________________
 . Commitment fees due to the Corporation pursuant to Section 1 hereof shall be paid by the Issuer not later than 2:00 p.m., New York City time on the date when due in immediately available funds, or on the prior day in next day funds, to the account of the Corporation.

          3. Expenses. The Issuer shall pay all reasonable out-of-pocket expenses of the Corporation, including (i) fees and disbursements of counsel for the Corporation and counsel for the Trustee in connection with the preparation and review of the Standby Bond Purchase Agreement, this Agreement, Securities and Exchange Commission filings, the Preliminary and final Official Statements and the Related Documents, (ii) in connection with any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any default or alleged default hereunder or thereunder and (iii) if an Event of Default occurs under the Standby Bond Purchase Agreement, all out-of-pocket expenses incurred by the Corporation and the Trustee, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.

          4. Indemnification. To the extent permitted by law, the hereby Issuer indemnifies and holds harmless the Corporation from and against the cost of defending any and all third party claims and all costs, losses, expenses, fines, penalties and all other liabilities whatsoever that the Corporation may incur (or may be claimed against the Corporation by any person whatsoever) (i) by reason of any untrue statement or alleged untrue statement relating to the Issuer or of any material fact contained or incorporated by reference in the Preliminary and Final Official Statements or Preliminary or Final Reoffering Circular, or supplements thereto, relating to the Variable Rate Bonds, or the omission or alleged omission to state therein a material fact relating to the Issuer or necessary to make such statements, in the light of the circumstances under which they are or were made, not misleading (excluding any materials expressly provided for inclusion therein by the Corporation or Financial Guaranty Insurance Company); provided that the Issuer shall not be required to indemnify the Corporation for any costs of defending third party claims or liabilities to the extent, but only to the extent, such claims or liabilities arise due to the willful misconduct or gross negligence of the Corporation or are attributable to information concerning the Corporation or Financial Guaranty Insurance Company expressly for use in the Official Statement or Preliminary or Final Reoffering Circular, or supplements thereto. The Corporation will promptly notify the Issuer upon becoming aware of any claims or liabilities giving rise to a right to indemnification hereunder and will cooperate with the Issuer in the defense of such claims or liabilities. Nothing in this Section is intended to limit the Issuer's obligations contained in other parts of this Agreement. The Issuer will not refer to the Corporation in any materials used in marketing the Variable Rate Bonds without the prior written consent of the Corporation. The Corporation hereby agrees to provide the Issuer with any disclosure information which the Issuer may reasonably request relating to the Corporation for inclusion in the Preliminary and Final Official Statements relating to the Variable Rate Bonds.

          5. Term of the Standby Bond Purchase Agreement. As further provided in the Standby Bond Purchase Agreement, the term of the Standby Bond Purchase Agreement shall be until the later of (i) the termination of the Commitment in its entirety and (ii) payment in full of the principal of and interest on all Variable Rate Bonds purchased by the Corporation pursuant to the Standby Bond Purchase Agreement and payment in full of any other amounts required to be paid by the Issuer pursuant to any provision of this Agreement. Any termination by the Corporation or by the Trustee shall be subject to the Issuer's payment in full of all sums due pursuant to this Agreement and, notwithstanding a termination of the Standby Bond Purchase Agreement by either the Corporation or the Trustee, the provisions of Section 5 shall survive such termination and shall remain in full force and effect.

          6. Issuer Representations and Warranties. The Issuer represents and warrants that, as of the date on which this Agreement is executed:

          (a) Existence. The Issuer is validly existing as a public benefit corporation under the laws of the State of New York, including the state constitution, with full right and power to issue the Bonds and to execute, deliver and perform its obligations under this Agreement and each Related Document.

          (b) Authorization; Contravention. The execution, delivery and performance by the Issuer of this Agreement and each Related Document are within the Issuer's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Issuer or result in the creation or imposition of any lien or encumbrance on any asset of the Issuer.

          (c) Binding Effect. This Agreement and each Related Document constitutes a valid, binding and enforceable agreement of the Issuer, subject to applicable laws affecting creditors' rights generally.

          (d) No Default. It is not, in any material respect, in breach of or default under its charter or other similar documents, or any applicable law or administrative regulation of the State or of the United States, relating, in each case, to the issuance of debt securities by it, or any applicable judgment, decree, loan agreement, note, resolution, ordinance, agreement or other instrument to which it is a party or is otherwise subject. Late delivery of financials or other reporting materials shall not be deemed material for purposes of this Section as long as said materials are delivered within 180 days of the applicable due date.

          (e) Litigation. Except as disclosed in the Official Statement with respect to the Bonds, there is no action, suit or proceeding pending against, or to the knowledge of the Issuer threatened against or affecting, the Issuer before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the financial position or results of operations of the Issuer or which in any manner draws into question the validity or enforceability of this Agreement or any Related Document.

          (f) No Sovereign Immunity. The defense of sovereign immunity is not available to the Issuer in any proceeding by the Corporation to enforce any of the obligations of the Issuer under this Agreement or the Bonds and, to the fullest extent permitted by law, the Issuer consents to the initiation of any such proceeding in any federal or state court of competent jurisdiction located in the State of New York and agrees not to assert the defense of sovereign immunity in any such proceeding.

          7. New York Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York. Concurrently with the execution and delivery hereof, the Issuer shall deliver an opinion of its general counsel, addressed to, and in form and substance acceptable to, the Corporation, as to the power, authority and valid and binding effect of this Agreement upon the Issuer, subject only to the customary creditors' rights exceptions.

          8. Covenants. The Issuer agrees that so long as the Corporation has a Commitment hereunder or any amount payable hereunder or under any Bond purchased by the Corporation pursuant to this Agreement remains unpaid:

          (a) Information. The Issuer will deliver to the Corporation as soon as possible and in any event within 120 days after the end of each Fiscal Year of the Issuer, a balance sheet of the Issuer as of the end of such Fiscal Year and the related statements of revenue and expense, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified as to the fairness of presentation, generally accepted accounting principles and consistency by a nationally recognized firm of independent certified public accountants.

          (b) No Amendment Without Consent of the Corporation. Without the prior written consent of the Corporation, the Issuer will not agree or consent to any amendment, supplement or modification of any Related Document, nor waive any provision thereof.

          (c) Maintenance of Remarketing Agent. The Issuer will at all times cause the Issuer to have a Remarketing Agent performing the duties thereof contemplated by the Authorizing Document.

          9. Capacity of Trustee. The Trustee is entering into this Agreement solely in its capacity as Trustee under the Authorizing Document and the duties, powers and liabilities of the Trustee in acting hereunder shall be subject to the provisions of the Authorizing Document, including, without limitation, the provisions of Article _______________________ of the Indenture thereof.

          10. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                                 , as Trustee


                                               By:_______________________
                                               Title:
                                               Address:
                                               Attention:
                                               Fax Number:
                                               Telephone Number:

                                                                  , as Issuer



                                               By:________________________
                                               Title:
                                               Address:
                                               Attention:
                                               Fax Number:
                                               Telephone Number:

                                               FGIC SECURITIES PURCHASE, INC.


                                               By:____________________________
                                               Title:  Vice President
                                               115 Broadway
                                               New York, New York 10006
                                               Attention:  President
                                               Copy To:  Managing Counsel
                                               Fax Number:  (212) 312-3219
                                               Telephone Number: (212) 312-3000

                                                                    EXHIBIT A

                       OPINION OF COUNSEL FOR THE ISSUER

____ __, 199_

--------------------------------

Attention:  ____________________

FGIC Securities Purchase, Inc.
115 Broadway
New York, New York 10006

Re:

Dear Sirs:

                  We have acted as counsel for the _______________ in connection with (i) the Standby Bond Purchase Agreement dated as of _______________ (the "Standby Bond Purchase Agreement") between FGIC Securities Purchase, Inc. and ________________ , as Trustee, (ii) the _________________
between the Issuer and the Trustee dated as of ________________ relating to the Variable Rate Bonds described therein (the "Authorizing Document") and (iii) the Payment Agreement among the Issuer,, the Trustee and FGIC Securities Purchase, Inc. dated as of _______________ (the "Payment Agreement"). The Standby Bond Purchase Agreement, the Authorizing Document and the Payment Agreement are hereinafter referred to as the "Agreements". You have requested our opinion as to certain matters concerning the Agreements. Terms defined in the Standby Bond Purchase Agreement or in the Payment Agreement are used herein as defined therein.

         ____ __, 199_

                                                                    Page Two

          Based on our examination of existing law, the Agreements, such legal proceedings and such other documents as we deem necessary to render this opinion, we are of the opinion that:

          1. The Issuer is duly incorporated and is validly existing as a company in good standing under the laws of _______________.

          2. The Payment Agreement has been duly executed and delivered by the Issuer pursuant to due authorization and the Payment Agreement constitutes the valid and binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, except as (x) limited by insolvency, reorganization, receivership, conservatorship, liquidation, moratorium or other similar laws affecting the enforcement of creditors' rights generally as such laws would apply in the event of the insolvency, reorganization, receivership, conservatorship or liquidation of, or other similar occurrence with respect to, the Issuer or in the event of any moratorium or similar occurrence affecting the Issuer, (y) limited by equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) and
(z) the indemnification provisions thereof may be limited by Federal securities laws.

          3. The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Payment Agreement will not contravene any provision of applicable law or the Restated Articles of Incorporation or By-laws, each as amended, of the Issuer or any material agreement or other instrument binding upon the Issuer known to us, and no consent, approval or authorization of any governmental body or agency (which has not been obtained) is required for the performance by the Issuer of its obligations under the Payment Agreement.

          4. Except as disclosed in _______________________________ 's
Registration Statement on Form S- (Registration No. 333- _________ ) in the form it became effective with the Securities and Exchange Commission, there is no action, suit or proceeding pending against, or to the best of our knowledge, threatened against, the Issuer before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the financial position or results of operations of the Issuer or which in any manner draws into question the validity or enforceability of the Payment Agreement.

                                                     Very truly yours,


                                                     _____________________
                                                     Counsel for Issuer